U.S. PAWN, INC.

                        DIRECTORS' STOCK OPTION AGREEMENT

Between:

U.S. PAWN, INC. (the "Company") and ...........................................
(the "Optionee") dated ...................................

     The Company hereby grants to the Optionee an option (the "Option") to purchase shares of the Company's common stock under the U.S. Pawn Inc.
Directors' Stock Option Plan (the "Plan") upon the following terms and conditions:

     1. Purchase Price.  The purchase price of the stock shall be .........  per share, which is not less than the fair market value of the stock on the date of this Agreement.

     2. Non-Statutory Option. The Option shall be a NonStatutory Option.

     3. Period of Exercise. The Option will expire five years from the date of this Agreement and may be exercised in whole or in part during that period. The Option may be exercised only while the Optionee is a Director of the Company and as provided in Section 5, dealing with termination of services.

     4. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Director only by him or her.

     5. Termination of Services. In the event Optionee terminates as a Director of the Company, for whatever reason, this Option must be exercised within one month after the date of such termination; provided, however, that:

     (a) If the Optionee dies, the Option may be exercised by his legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, at any time within one year after the date of the Optionee's death.

     (b) In no event (including the death of the Director) may this Option be exercised more than five years from the date hereof.

     6. Investment Representation; Legend. The Optionee represents and agrees that all shares of common stock purchased under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the shares is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to such shares.

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     7. Method of Exercise.  The Option may be  exercised,  subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Optionee as soon as practicable after receipt of the notice.

     8. Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

     9. This Agreement is executed ............................, 1991.


                                        U.S. PAWN, INC.

                                        By:  /S/  MELVIN WEDGLE
                                            -----------------------------------
                                             Melvin Wedgle, President

 ACCEPTED:


-----------------------------------
Optionee


                                       2

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                                 U.S. PAWN, INC.
                   NOTICE OF EXERCISE OF DIRECTOR STOCK OPTION

To: Compensation Committee
U.S. Pawn, Inc.
2246 Larimer Street
Denver, Colorado 80205


     I hereby  exercise  my Option  dated  .......................  to  purchase
 ............... shares of no par value common stock of the Company at the option exercise price of $ ............ per share. Enclosed is a certified or cashier's check in the total  amount of $  ...........  , or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued in my name as follows:

--------------------------------------------------------------------------------
                    (Print your name in the form in which you
                       wish to have the shares registered)

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                            (Social Security Number)

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                               (Street and Number)

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          (City)                  (State)                           (Zip Code)


Dated:          , 19      .
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                                          Signature:
                                                    ---------------------------